Exhibit 99.2

Trovagene to Attend the 2016 Avondale Partners Healthcare 1-1 Conference

SAN DIEGO, CA — August 9, 2016 — Trovagene, Inc. (NASDAQ: TROV), a developer of circulating tumor DNA (ctDNA) molecular diagnostics, is scheduled to attend the 2016 Avondale Partners Healthcare 1-1 Conference on Wednesday, August 10, 2016 at the Boston Harbor Hotel, in Boston, Massachusetts.  Bill Welch, Chief Executive Officer of Trovagene, will be attending the conference which consists of one-on-one investor meetings as well as small group meetings.  No formal presentations are being made.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary Precision Cancer Monitoring® (PCM) technology for the detection and monitoring of circulating tumor DNA (ctDNA) in urine and blood.  The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management.  Trovagene’s PCM technology is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.  For more information, please visit http://www.trovagene.com/.

Trovagene Contacts:

Beth Anderson VP, Finance & Administration	Vicki Kelemen Sr. Director, Marketing Communications
858-952-7593	858-952-7652
ir@trovagene.com	vkelemen@trovagene.com

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992